           AMENDED AND RESTATED DAVID L. SOKOL SUBSCRIPTION AGREEMENT


Teton Acquisition Corp.
c/o MidAmerican Energy Holdings Company
302 South 36th Street
Suite 400
Omaha, Nebraska  68131
Attn: David L. Sokol

Ladies and Gentlemen:

               The undersigned is executing this Agreement in connection with its subscription for shares of common stock, no par value ("Common Stock"), and options to purchase shares of Common Stock, of Teton Acquisition Corp. (the "Company"), an Iowa corporation wholly owned by Teton Formation L.L.C. (the "Parent"), an Iowa limited liability company. The undersigned understands that the Company is relying upon the accuracy and completeness of the information contained herein in complying with its obligations under federal and state securities and other applicable laws.

               The Company and the Parent are contemplating entering into an Agreement and Plan of Merger (the "Merger Agreement") with MidAmerican Energy Holdings Company ("MidAmerican"), pursuant to which, and subject to the terms and conditions set forth therein, the Company would merge with and into MidAmerican, with MidAmerican being the surviving corporation (the "Merger").

               The undersigned hereby irrevocably agrees with, and represents and warrants to and for the benefit of, the Company, the Parent and the members of the Parent, as follows:

          1.   Subscription.

               (a) On the terms and subject to the conditions of this Agreement, the undersigned hereby irrevocably subscribes for, and the Company hereby irrevocably agrees to issue, 180,924 shares of Common Stock and options to purchase 1,650,000 shares of Common Stock (the "Options") having the terms described in Section 1(c). The shares of Common Stock to be purchased pursuant to this Section 1(a) are herein referred to, collectively, as the "Shares," and the Shares, together with the Options to be purchased pursuant to this Section 1(a), are herein referred to, collectively, as the "Securities."

               (b) The purchase price for the Shares to be purchased hereunder shall be payable only in shares of MidAmerican common stock which shall be exchanged on a one-for-one basis for Shares.

               (c) The purchase price for the Options shall be payable only in options to purchase shares of MidAmerican common stock, as further set forth herein. Options to purchase MidAmerican common stock shall be exchanged for Options to purchase a like amount of Common Stock and having the same exercise price and other terms of the MidAmerican options; provided, that, (i) such Options purchased shall be vested immediately, and (ii) if the exercise term for the MidAmerican options being exchanged is less than eight years from the Closing, the term of the Options exchanged therefor shall be extended until the eighth anniversary of the Closing. The parties hereto shall enter into new option agreements or other necessary documentation reflecting the issuance of the Options hereunder.

          2. Other Subscription Agreements. The Company is entering into, concurrently with the execution of this Agreement, (i) a subscription agreement with Walter Scott, Jr. (the "Scott Subscription Agreement"), pursuant to which Walter Scott, Jr. has agreed to purchase, on the terms and subject to the conditions stated therein, shares of Common Stock, and (ii) a subscription agreement with Berkshire Hathaway Inc. (the "Berkshire Subscription Agreement"), pursuant to which Berkshire Hathaway Inc. has agreed to purchase, on the terms and subject to the conditions stated therein, shares of Common Stock and preferred stock of the Company and trust securities of a trust to be established by the Company. The Company may also enter into subscription agreements with other members or former members of MidAmerican management (any such agreements, together with the this Agreement, the "Management Subscription Agreements" and the Management Subscription Agreements, together with the Scott Subscription Agreement and the Berkshire Subscription Agreement, collectively, the "Subscription Agreements"), pursuant to which such persons will agree to purchase, on the terms and subject to the conditions stated therein, shares of Common Stock and Options. Each of the Subscription Agreements are separate and several agreements, and the sales of Securities to the undersigned and to the other purchasers under the Subscription Agreements are to be separate and several sales.

          3. Representations and Warranties of the Company. The Company hereby represents and warrants to the undersigned that:

               (a) Organization and Qualification. The Company is duly formed, validly existing and in good standing under the laws of the State of Iowa. The Company was organized solely for the purposes of consummating the Merger and the other transactions to be contemplated by the Merger Agreement and taking action with respect thereto. Except for obligations or liabilities incurred, or to be incurred, in connection with the transactions to be contemplated by the Merger Agreement (including the Subscription Agreements) or in connection with its organization, on the Closing Date the Company will not have incurred any obligations or liabilities or engaged in any business activities of any kind.

               (b) Authority. The Company has the requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly approved by all necessary action, and no other proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by the undersigned, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               (c) Issuance of Securities. The Shares to be issued and sold by the Company pursuant to this Agreement, when issued in accordance with the provisions hereof, will be validly issued, fully paid and nonassessable stock of the Company, and no holder of stock of the Company will have any preemptive rights to subscribe for any such Shares. The shares of Common Stock initially issuable upon exercise of the Options to be issued and sold by the Company pursuant to this Agreement have been duly reserved for issuance and, when issued in accordance with the terms of such Options, will be validly issued, fully paid and nonassessable stock of the Company, and no holder will have any preemptive rights to subscribe for any such shares of Common Stock. Other than shares of Common Stock, the only securities authorized for issuance by the Company are the shares of Preferred Stock to be issued and sold by the Company pursuant to the Berkshire Subscription Agreement.

               (d) Approvals and Consents; Non-Contravention. The creation, authorization, issuance, offer and sale of the Securities do not require any consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of the Company (other than as will be described in the Merger Agreement) or the vote, consent or approval in any manner of the holders of any capital stock or other security of the Company as a condition to the execution and delivery of this Agreement or the creation, authorization, issuance, offer and sale of the Securities. The execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder will not violate (i) the terms and conditions of the Articles of Incorporation or the Bylaws of the Company, or any agreement to which the Company is a party or by which it is bound or (ii) subject to the accuracy of the representations and warranties of the undersigned contained in
Section 4 hereof, any federal or state law.

          4. Representations and Warranties of the Undersigned. The undersigned hereby represents and warrants to the Company that:

               (a) Authority. The undersigned has the requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the undersigned and, assuming the due authorization, execution and delivery of this Agreement by the Company, constitutes a legal, valid and binding obligation of the undersigned enforceable against the undersigned in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               (b) Approvals and Consents; Non-Contravention. Except as required under the HSR Act (as defined below), the execution, delivery and performance of this Agreement by the undersigned and the consummation by the undersigned of the transactions contemplated hereby do not require any consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of the undersigned, or the vote, consent or approval in any manner of the holders of any capital stock or other security of the undersigned as a condition to the execution and delivery of this Agreement or the consummation by the undersigned of the transactions contemplated hereby. The execution and delivery by the undersigned of this Agreement and the performance by the undersigned of its obligations hereunder will not violate (i) any agreement to which the undersigned is a party or by which it is bound or
(ii) any federal or state law.

               (c) Residence. The principal place of business address set forth on the signature page hereof is the undersigned's true and correct principal place of business and is the only jurisdiction in which an offer to sell the Securities was made to the undersigned and the undersigned has no present intention of moving its principal place of business to any other state or jurisdiction.

               (d) No Registration. The undersigned understands that the Securities have not been registered under the Securities Act of 1933, as amended (the "Act"), or under the laws of any other jurisdiction, and that the Company does not contemplate and is under no obligation to so register the Securities. The undersigned understands and agrees that the Shares and the shares of Common Stock issuable upon the exercise of the Options must be held indefinitely unless they are subsequently transferred (i) pursuant to an effective registration statement under the Act and, where required, under the laws of other jurisdictions or (ii) pursuant to an exemption from applicable registration requirements. The undersigned recognizes that there is no established trading market for the Shares and that it is unlikely that any public market for the Shares will develop for at least five years. The undersigned will not offer, sell, transfer or assign its Securities or the shares of Common Stock issuable upon exercise of the Options or any interest therein in contravention of this Agreement, the Act or any state or federal law.

               (e) Purchase for Investment. The Securities for which the undersigned hereby subscribes are being acquired solely for the undersigned's own account for investment and are not being purchased with a view to or for resale, distribution or other disposition, and the undersigned has no present plans to enter into any contract, undertaking, agreement or arrangement for any such resale, distribution or other disposition.

               (f) Information. The undersigned has been granted the opportunity to ask questions of, and receive answers from, the Company and the officers of the Company concerning the terms and conditions of the sale of the Securities, the Merger Agreement and the transactions contemplated thereby, and to obtain any additional information which the undersigned deems necessary to make an informed investment decision. The undersigned has received or has had access to other documents requested from the Company relating to the Securities and the purchase thereof, and the Company has afforded the undersigned the opportunity to discuss the undersigned's investment in the Company and to ask and receive answers to any questions relating to the investment in the Securities, the Merger Agreement and the transactions contemplated thereby. The undersigned understands and has evaluated the risks of a purchase of the Securities.

               (g) Accredited Investor. The undersigned has read the text of Rule 501(a)(1) - (8) of Regulation D under the Act and confirms that it is an "accredited investor" as described thereby.

               (h) Holding Company. The undersigned is not a "public utility company", a "holding company", a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or a "public utility" as such term is defined in the Federal Power Act.

               (i) Ownership. At the Closing Date, the undersigned will have good and marketable title to, and own free and clear of any liens, encumbrances, mortgages, charges, rights or other security interests, the shares of MidAmerican common stock and MidAmerican options to be exchanged for Securities pursuant to this Agreement.

          5. Closing. The closing (the "Closing") of the purchase and sale of the Securities pursuant to this Agreement shall be held at the same place and at the same time as the closings under the other Subscription Agreements (the "Closing Date") and immediately prior to the effective time of the Merger.

          6. Conditions to Closing. (a) The undersigned's obligation to purchase the Securities under this Agreement at the Closing is subject to the fulfillment on or prior to the Closing of the following conditions:

               (i) Representations and Warranties. Each representation and warranty made by the Company in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall have been true and correct in all material respects on and as of such earlier date.

               (ii) Performance. The Company shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the Company at or before the Closing Date.

               (iii) Merger Agreement. The Merger Agreement shall have been executed and delivered by the parties thereto in form and substance reasonably satisfactory to the undersigned. As of the Closing all conditions to the consummation of the transactions contemplated by the Merger Agreement shall have been satisfied or waived and the closing of the transactions contemplated hereunder shall occur immediately prior to the effective time of the Merger.

               (iv) Stockholders Agreement. The Stockholders Agreement (having terms substantially the same as those set forth on Schedule I hereto) (the "Stockholders Agreement") shall have been executed and delivered by the Company and each of the parties to the Subscription Agreements.

               (v) Subscription Agreements. The Subscription Agreements shall be in full force and effect, no cancellation or termination (purported or otherwise) shall have occurred in respect of any Subscription Agreement, no material breach or default shall have occurred and be continuing under any of the Subscription Agreements, and closings under all of the Subscription Agreements shall be effected concurrently.

               (vi) Amendment to Employment Agreement. Contemporaneously with the Closing, the undersigned and the Company will enter into an amendment to the Employment Agreement of the undersigned substantially in the form of the draft set forth on Schedule II hereto (the "Amended Employment Agreement").

               (b) The Company's obligation to sell the Securities under this Agreement at the Closing is subject to the fulfillment on or prior to the Closing of the following conditions:

               (i) Representations and Warranties. Each representation and warranty made by the undersigned in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall have been true and correct in all material respects on and as of such earlier date.

               (ii) Performance. The undersigned shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the undersigned at or before the Closing Date.

               (iii) Merger Agreement. The Merger Agreement shall have been executed and delivered by the parties thereto in form and substance reasonably satisfactory to the Company. As of the Closing all conditions to the consummation of the transactions contemplated by the Merger Agreement shall have been satisfied or waived and the closing of the transactions contemplated hereunder shall occur immediately prior to the effective time of the Merger.

               (iv) Stockholders Agreement. The Stockholders Agreement shall have been executed and delivered by the Company and each of the parties to the Subscription Agreements.

               (v) Subscription Agreements. The Subscription Agreements shall be in full force and effect, no cancellation or termination (purported or otherwise) shall have occurred in respect of any Subscription Agreement, no material breach or default shall have occurred and be continuing under any of the Subscription Agreements, and closings under all of the Subscription Agreements shall be effected concurrently.

          7. Covenants. Each of the Company and the undersigned covenants and agrees with the other that, at all times from and after the date hereof until the Closing Date, it will comply with all covenants and provisions of this
Section 7, except to the extent the other party may otherwise consent in writing.

               (a) Regulatory and Other Approvals. Subject to the terms and conditions of this Agreement, each of the Company and the undersigned will proceed diligently and in good faith to, as promptly as practicable (x) obtain all consents, approvals or actions of, make all filings with and give all notices to governmental or regulatory authorities or any public or private third parties required of the Company and the undersigned to consummate the transactions contemplated hereby and by the Merger Agreement, and (y) provide such other information and communications to such governmental or regulatory authorities or other public or private third parties as the other party or such governmental or regulatory authorities or other public or private third parties may reasonably request in connection therewith. In addition to and not in limitation of the foregoing, each of the parties will (1) take promptly all actions necessary to make the filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act") (2) comply at the earliest practicable date with any request for additional information received from the Federal Trade Commission (the "FTC") or the Antitrust Division of the Department of Justice (the "Antitrust Division"), pursuant to the HSR Act, and (3) cooperate with the other party in connection with such party's filings under the HSR Act and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by either the FTC or the Antitrust Division or state attorneys general.

               (b) Notice and Cure. Each of the Company and the undersigned will promptly notify the other in writing of, and contemporaneously will provide the other with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing Date, any event, transaction or circumstance, occurring after the date of this Agreement that causes or will cause any covenant or agreement of either such party under this Agreement to be breached or that renders or will render untrue any representation or warranty of either such party contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance.

               (c) Fulfillment of Conditions. Each of the Company and the undersigned will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the obligations of such party contained in this Agreement and will not take any action that could reasonably be expected to result in the nonfulfillment of any such condition or fail to take any commercially reasonable action that could reasonably be expected to prevent the nonfulfillment of any such condition.

               (d) Amended Employment Agreement. Each of the undersigned and the Company will enter into the Amended Employment Agreement contemporaneously with the Closing.

          8. Indemnification. The undersigned agrees to indemnify and hold harmless the Company, the Parent, or any member, officer, director or control person (within the meaning of Section 15 of the Act) of any such entity from and against any and all loss, damage or liability due to or arising out of a breach of any representation or warranty of the undersigned contained in any document furnished by the undersigned in connection with the offering and sale of the Securities, including, without limitation, this Agreement, or failure by the undersigned to comply with any covenant or agreement made by the undersigned herein or in any other document furnished by the undersigned to any of the foregoing in connection with this transaction; provided, however, the aggregate amount for which the undersigned shall have to indemnify any other person shall not exceed the fair market value of the equity ownership (including options) of the undersigned in MidAmerican on the date that such indemnity amounts become due and payable and the proceeds of any sales of equity securities held immediately subsequent to the Merger by the undersigned.

          9. Survival; Binding Effect. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and delivery of the Securities and payment therefor and, notwithstanding any investigation heretofore or hereafter made by the undersigned or on the undersigned's behalf, shall continue in full force and effect. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party and all covenants, promises and agreements in this Agreement by or on behalf of the Company, or by or on behalf of the undersigned, shall bind and inure to the benefit of the successors and assigns of such parties hereto.

          10.  Termination.

               (a) This Agreement may be terminated, and the transactions contemplated hereby may be abandoned (i) at any time before the Closing, by mutual written agreement of the Company and the undersigned or (ii) at any time before the Closing, by the Company or the undersigned, in the event that any order or law becomes effective restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or the Company, upon notification of the non-terminating party by the terminating party.

               (b) This Agreement shall terminate, with no further action being required on the part of either party hereto, (i) automatically, if the Merger Agreement is not executed and delivered by the parties hereto on or before 11:59 p.m. on October 24, 1999 or (ii) automatically, once the Merger Agreement has been executed and delivered, upon any termination of the Merger Agreement in accordance with its terms by MidAmerican or (with the requisite Member vote under the Parent's Operating Agreement or the requisite two-thirds vote of the Company's Board of Directors) by the Parent or the Company, as applicable.

               (c) If this Agreement is validly terminated pursuant to this
Section 10, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of the undersigned or the Parent or the Company (or any of their respective members, officers, directors, employees, agents or other representatives or affiliates). Notwithstanding the foregoing, no such termination shall affect the obligations of the undersigned pursuant to
Section 8, which shall survive any such termination.

          11. Notices. All notices, statements, instructions or other documents required to be given hereunder shall be in writing and shall be given either personally, by overnight courier or by facsimile, addressed to the Company at its principal offices and to the other parties at its address or facsimile number reflected on the signature page hereto. The undersigned, by written notice given to the Company in accordance with this Section 11 may change the address to which notices, statements, instructions or other documents are to be sent to the undersigned. All notices, statements, instructions and other documents hereunder that are mailed shall be deemed to have been given on the date of delivery.

          12. Complete Agreement; Counterparts. This Agreement constitutes the entire agreement and supersedes all other agreements and understandings, both written and oral, between the parties hereto, with respect to the subject matter hereof. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

          13. Assignment. Without the prior written consent of each of the parties hereto, neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto and any attempt to do so will be void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and shall be enforceable by the parties hereto and their respective successors and assigns.

          14. Amendment and Waiver. This Agreement may be amended or modified only by an instrument signed by the parties hereto. A waiver of any provision of this Agreement must be in writing, designated as such, and signed by the party against whom enforcement of that waiver is sought. The waiver by a party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent or other breach thereof.

          15. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

               IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Subscription Agreement on this 24th day of October 1999.



                                        ------------------------------------
                                                 Mailing Address

/s/ David L. Sokol
-------------------------------         ------------------------------------
    David L. Sokol                      City          State         Zip Code


                                        ------------------------------------
                                        Tax Identification Number


SUBSCRIPTION ACCEPTED AS OF THE ABOVE DATE

TETON ACQUISITION CORP.



By: /s/ David L. Sokol
   -----------------------------------------------
   Name:  David L. Sokol
   Title: Chairman, Chief Executive
            Officer and President

                                                                      Schedule I


                                  PROJECT TETON
                  SUMMARY OF TERMS FOR SHAREHOLDERS' AGREEMENT
                       AND MANAGEMENT EQUITY PARTICIPATION


BACKGROUND

      o In order to encourage equity participation in NewCo by Management, DLS will be required to roll over (tax free) 100% of his total current equity in Monarch (both shares directly owned and those subject to options), and up to three additional Management participants may be offered the opportunity to rollover (tax free) up to 100%, but not less than 65%, of such person's total current equity in Monarch (both shares directly owned and those subject to options), into NewCo's voting common stock or options, as applicable. Management's contribution will be valued on the basis of the price paid to the public stockholders of Monarch in the Merger (the "Merger Price") less any applicable option exercise price.

      o Walter and/or his children and their respective personal trusts will invest a total of $280.4 million in voting common stock of NewCo, with such investment achieved through a roll-over of certain of their present Monarch holdings and through cash investments at the closing. At least 5 million shares (or approximately $175 million in value) of such common shares will be directly owned by Walter or his personal trusts.

      o Teton will acquire NewCo voting common stock, convertible preferred stock and trust preferred stock in separately agreed amounts through cash investments or through contributions of Monarch common stock valued at the Merger Price at the closing.

OPTION TERMS

      o The number of existing shares subject to options and the exercise price per share will remain unchanged.

      o As per the terms of the existing option plan, all existing options will be fully vested as of the closing date.

      o Subject to review of accounting implications, in order to encourage retention of existing options and avoid the need to finance early option exercises, all outstanding options will have their exercise terms extended until eight years after the closing date. Options with current exercise terms of greater than eight years from the closing date will not be affected.

ADDITIONAL OPTIONS

      o As an additional incentive for Management to rollover a higher proportion of their equity into NewCo, if DLS or any other Management participant rolls over 100% of his common stock and stock options, then for each ten shares rolled over (whether directly owned or subject to options), DLS and each such other Management participant will receive an option to purchase three additional shares of NewCo at an exercise price equal to the per share Merger Price. These additional options will vest in increments of 1/3 per year over the three years following the closing date. All options will contain various other customary terms, including anti-dilution provisions.

MANAGEMENT EQUITY -- TRANSFERABILITY; PUT AND CALL RIGHTS, ETC.

      o All Management shares and options will be nontransferable for a period of three years following the closing date (subject to exceptions for transfers to immediate family members and personal trusts for their benefit or management's benefit). After three years, transfer restrictions will be lifted (subject to customary plan limitations as to options); however, such shares and options will be subject to both put and call rights (described below).

      o At any time after the third anniversary of the closing, management will be allowed one opportunity per year to put their shares and options to NewCo for cash in increments of not less than 25% of their total equity holdings as of the closing date, at a price to be agreed upon. If the parties cannot agree on a price for the shares or options, the option to put will be based on an "appraised value" to be determined by an independent appraiser mutually acceptable to Management and NewCo. The option to put at appraised value may be made by any management stockholder at any time within 30 days after the appraised value has been finally determined. The purchase price for the options will be equal to the agreed or appraised value, as applicable, of the underlying common shares less an amount equal to the applicable option exercise price.

      o NewCo will be required to have an appraisal of the common shares made on the third anniversary of the closing date. Thereafter, NewCo will be required to have an appraisal made at the request of a selling Management shareholder, but not more frequently than once per calendar year.

      o In determining appraised value, the third party appraiser will value Management shares based on their percentage of the total equity value of NewCo as a going concern, and will value the shares as though NewCo were a publicly traded company, with reasonable liquidity and without a controlling block of shares and with no sell-out premium (as might exist in a change of control or sale of the company transaction).

      o At any time after the third anniversary of the closing, NewCo will be allowed one opportunity per year to call Management shares and options for cash in increments of not less than 25% of their total equity holdings at a price to be agreed upon, or, failing agreement, at the appraised value, determined in the same manner.

      o Since all currently-owned management shares and options will be fully vested on the closing date, those shares and options will not be affected by any termination of employment. For example, if a Management shareholder's employment is terminated prior to the end of the three-year period, the put and call rights described above will mature beginning at the end of the three-year period and will be exercisable by both parties in the same manner as if the Management shareholder had still been employed.

      o With respect to additional option grants subject to vesting, in the event a Management shareholder's employment is terminated without "cause," or by the Management shareholder for "good reason," or by reason of his or her death or disability, such additional options will become fully vested and (after three years) subject to the put and call provisions. If a Management shareholder's employment is terminated within the three-year period by the NewCo for cause or by him without good reason, any unvested additional option shares will be forfeited.

WALTER AND WALTER FAMILY SHARES -- TRANSFERABILITY,
PUTS AND CALLS, ETC.

      o 5 million of the voting common shares owned by Walter and/or his personal trusts will not be transferable except in "Permitted Transfers". "Permitted Transfers" will include (a) transfers by and among Walter, his personal trusts and any foundation or foundation created by Walter where the voting of such common shares is directed by Walter, (b) provided Teton is an "Eligible Purchaser" as defined below, transfers to third parties made after compliance with the right of first refusal provisions in favor of Teton described below, (c) transfers made at any time after the earlier of Walter's death or the third anniversary of the closing date pursuant to a put by Walter or his personal trusts or his estate of some or all of such shares to Teton for cash or Teton common stock (at the election of Walter or his personal trusts or estate), with such put exercisable only if Teton is an Eligible Purchaser, i.e., purchase by Teton would not cause Teton to become - - subject to regulation as a registered holding company under the Public Utility Holding Company Act of 1935 ("PUHCA")due to the repeal or amendment of PUHCA or otherwise and (d) such other transfer arrangements as may be agreed by and among Walter and Teton promptly following the signing of a definitive merger agreement which would not cause Teton or Walter to become subject to regulation as a registered holding company under PUHCA. Any put pursuant to clause (c) above shall be at agreed or appraised value determined in the same manner as applies to management's puts.

      o Such 5 million shares shall also be subject to a right of first refusal in favor of Teton if a transfer of any such shares is proposed to be made to a third party at any time.

      o The balance of the voting common shares (i.e. the excess over 5 million shares) owned by Walter or his children or any of their respective personal trusts shall not be subject to any contractual transfer restrictions and shall not be subject to any puts, calls or rights of first refusal.

TETON'S HOLDINGS

      o Pursuant to the terms thereof, the Trust Preferred shall be non-transferable.

      o Teton's Convertible Preferred and voting common stock shall be freely transferable (subject to PUHCA and other applicable legal constraints). To the extent that Teton transfers (other than transfers to any of its consolidated subsidiaries) 5% or more of its common stock or Convertible Preferred, all transfer restrictions, rights of first refusal and puts in respect of common stock owned by Walter or his personal trusts shall immediately lapse. In addition, if any such transfer by Teton represents more than 50% of the voting power or 50% of the combined equity value of NewCo (exclusive of Trust Preferred), then Walter, Walter's children and their respective personal trusts shall have the right on a proportional basis to tag-along in connection with such sale on the same terms and conditions as apply to Teton's sale.

      o No puts, calls or rights of first refusal shall apply to any of Teton's holdings.

                                                               Schedule II
                                                                   DRAFT


                                 AMENDMENT NO. 1

                                     TO THE

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

                                     BETWEEN

                       MIDAMERICAN ENERGY HOLDINGS COMPANY

                                       AND

                                 DAVID L. SOKOL

               This Amendment No. 1 (the "Amendment") to the Amended and Restated Employment Agreement dated as of May 10, 1999 (the "Employment Agreement") by and between MidAmerican Energy Holdings Company, an Iowa corporation (the "Company"), and David L. Sokol (the "Executive"), is entered into as of _____________.

               WHEREAS, the Company and the Executive are presently parties to the Employment Agreement; and

               WHEREAS, the Company and the Executive desire to amend the Employment Agreement as set forth herein;

               NOW, THEREFORE, the Employment Agreement is hereby amended as follows:

               By inserting immediately following Section 2(b) a new Section 2(c) to read as follows:

               "(c) For so long as the Executive continues to serve as either Chairman or Chief Executive Officer of the Company, he shall have the right (i) to serve as a member of the Board, and (ii) to designate two other individuals as nominees for election to the Board."

               By inserting immediately following Section 5(b) a new Section 5(c) to read as follows:

               "(c) Effective as of the Closing Date (as defined in the Agreement and Plan of Merger by and among the Company, Teton L.L.C. and Teton Acquisition Corp. (the "Merger Agreement")) and conditioned on the occurrence of the Closing, the Executive shall be granted under the Company's 1996 Stock Option Plan (or any successor plan thereto), new options (the "New Options") for a number of shares of Company common stock equal to 30% of the sum of (i) the number of shares of Company common stock owned beneficially by Executive as of October 23, 1999 (provided that all such shares are rolled over into common stock of the Surviving Corporation (as such term is defined in the Merger

               Agreement)), plus (ii) without duplication, the number of shares subject to outstanding Company common stock options held by Executive as of October 23, 1999 (provided that all such options are rolled over into equivalent options in respect of Surviving Corporation common stock). The exercise price applicable to the New Options shall be $35.05 per share. The New Options shall vest in equal installments of one-third of the number of shares subject to the grant on each of the first three anniversary dates of the Closing Date, shall have an exercise term of ten (10) years from the Closing Date, and shall otherwise be subject to customary terms and conditions, including anti-dilution protections."

               By inserting immediately following Section 5(c) a new Section 5(d) to read as follows:

               "(d) As of the Closing Date and conditioned on the occurrence of the Closing, all outstanding options held by Executive which have a remaining exercise term of less than eight (8) years shall be amended to provide for an exercise term of eight (8) years from the Closing Date."

               Except as provided herein and to the extent necessary to give full effect to the provisions of this Amendment, the terms of the Employment Agreement shall remain in full force and effect.

               IN WITNESS WHEREOF, the parties hereto have entered into this Amendment effective as of _____________.


                                            MIDAMERICAN ENERGY HOLDINGS COMPANY



                                            By:
                                                 ---------------------------
                                                 Name:
                                                 Title:



                                            EXECUTIVE


                                            --------------------------------
                                                 David L. Sokol




                                      -2-